Exhibit 1.3

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Your broker or other financial advisor can assist you in completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

TO DEPOSIT COMMON SHARES, SPECIAL SHARES
AND FIRST PREFERENCE SHARES, SERIES X
OF
DUNDEEWEALTH INC.

Pursuant to the Offer dated December 15, 2010 made by
THE BANK OF NOVA SCOTIA

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (TORONTO TIME) ON JANUARY 20, 2011, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU ARE DEPOSITING SHARE CERTIFICATES; OR

2.	YOU ARE A U.S. SHAREHOLDER FOLLOWING PROCEDURES FOR BOOK-ENTRY CONFIRMATION AND DO NOT HAVE AN AGENT’S MESSAGE; OR

3.  YOU PREVIOUSLY DEPOSITED SHARES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

This Letter of Transmittal (the “Letter of Transmittal”), or a manually signed facsimile thereof, properly completed and duly executed, together with all other required documents, must accompany the share certificates representing common shares (the “Common Shares”), Special Shares, Series C and Special Shares, Series D (the “Special Shares”) or First Preference Shares, Series X (the “Series X Shares”, and together with the Common Shares and the Special Shares, the “Shares”) in the capital of DundeeWealth Inc. (“DundeeWealth”) deposited pursuant to the offer (the “Offer”) set forth in the Offer to Purchase dated December 15, 2010 made by The Bank of Nova Scotia (the “Bank”) to holders of Shares.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and accompanying Circular dated December 15, 2010 (together, the “Offer and Circular”) shall have the meanings given to them in the Offer and Circular.

Shareholders may accept the Offer by following the procedures for a book-entry transfer established by CDS Clearing and Depository Services Inc. (“CDS”), provided that a book-entry confirmation through CDSX is received by the Depositary (as defined below) at its office in Toronto, Ontario prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Shares into the Depositary’s account in accordance with CDS procedures for such transfer. Delivery of Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer.

Shareholders, through their respective CDS participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid tender in accordance with the terms of the Offer.

If a Shareholder wishes to deposit Shares pursuant to the Offer and the certificate(s) representing the Shares is (are) not immediately available or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Shares may nevertheless be deposited under the Offer pursuant to the procedure for guaranteed delivery provided that all of the conditions set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, are met. See Instruction 2, “Procedures for Guaranteed Delivery”.

Computershare Investors Services Inc. (the “Depositary”) or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this document for addresses and telephone numbers). Persons whose Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should immediately contact such registered holder for assistance if they wish to accept the Offer.

Delivery of this Letter of Transmittal and accompanying certificate(s) representing the Shares to the address of the Depositary other than as set forth below does not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below and, if you are a U.S. Person (as defined in Instruction 10, “Important Tax Information for U.S. Shareholders”), you must also complete the Substitute Form W-9 set forth on page 9 (see Instruction 10, “Important Tax Information for U.S. Shareholders”).

TO:	THE BANK OF NOVA SCOTIA

AND TO:	COMPUTERSHARE INVESTORS SERVICES INC.

The undersigned delivers to you the enclosed certificate(s) for Shares and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer. The following are the details of the Deposited Shares:

Description of Deposited Share(s)
Box 1 — DundeeWealth Share(s) Deposited
(if insufficient space, attach a list in the form below)

Number of
		Class of Shares				Shares
Certificate	Name and Address of Registered	(please check one)				Represented	Number of
Number(s)	Shareholder of Shares		Special	Special		by	Shares
(if available)	(please print)	Common	Series C	Series D	Series X	Certificate	Deposited*
		☐	☐	☐	☐

		☐	☐	☐	☐

		☐	☐	☐	☐

TOTAL

*	Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6 herein, “Partial Deposits”.

ELECTION BY SHAREHOLDERS

Holders of Common Shares and/or Special Shares will receive 0.2497 of one Bank Common Share, and at the election of the Shareholder, either $5.00 in cash or 0.2 of one Bank Preferred Share for each Common Share and/or Special Share deposited. Holders of Series X Shares will receive 0.2081 of one Bank Common Share and, at the election of the Shareholder, either $4.17 in cash or 0.1667 of one Bank Preferred Share for each Series X Share deposited.

NOTE: If no election is made, there will be a deemed election for Bank Preferred Shares.
BOX 2 — ELECTION FOR SHAREHOLDERS

OPTION 1 — ELECTION TO RECEIVE CASH

☐	Please check this box if you wish to receive $5.00 in cash for each of your Common Shares and/or Special Shares or $4.17 in cash for each of your Series X Shares as partial consideration for your Shares

The undersigned hereby elects to receive cash as partial consideration for all of his, her or its Shares deposited hereunder.

– OR –

OPTION 2 — ELECTION TO RECEIVE BANK PREFERRED SHARES

☐	Please check this box if you wish to receive 0.2 of one Bank Preferred Share for each of your Common Shares and/or Special Shares or 0.1667 of one Bank Preferred Share for each of your Series X Shares as partial consideration for your Shares

The undersigned hereby elects to receive Bank Preferred Shares as partial consideration for all of his, her or its Shares deposited hereunder.

– OR –

OPTION 3 — ELECTION TO RECEIVE A COMBINATION OF CASH AND BANK PREFERRED SHARES

☐	Please check this box if you wish to receive a combination of cash and/or Bank Preferred Shares as partial consideration for your Shares

The undersigned hereby elects to receive partial consideration for each of his, hers or its Shares in proportions consistent with the allocation below. For administrative purposes only (and for greater certainty without affecting the sale of each Share, for a combination of the following considerations), please calculate the partial consideration payable for the Shares as if they were being sold on the following basis:

           Shares for cash

           Shares for Bank Preferred Shares

The undersigned acknowledges receipt of the Offer and Circular and acknowledges entering into a binding agreement between the undersigned and the Bank in accordance with the terms and conditions of the Offer. The undersigned represents and warrants that (a) the undersigned has full power and authority to deposit, sell, assign and transfer the Shares covered by this Letter of Transmittal (the “Deposited Shares”) and in and to all rights and benefits arising from such Shares including, without limitation, and any and all Distributions (as defined below) being deposited under the Offer, (b) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person, (c) the deposit of the Deposited Shares and Distributions complies with applicable laws, and (d) when the Deposited Shares and Distributions are taken up and paid for by the Bank, the Bank will acquire good title, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others in accordance with the terms and conditions set forth in the Offer and in this Letter of Transmittal.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably assigns to the Bank, free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of others, all of the rights and benefits of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, property or other interests excluding Permitted Distributions (collectively, “Distributions”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after November 22, 2010, including any dividends, distributions or payments on such Distributions. If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of the undersigned, then: (a) in the case of any cash dividend, distribution or payment (other than a Permitted Distribution), the amount of the dividend, distribution or payment shall be received and held by the undersigned for the account of the Bank until the Bank pays for such Shares and to the extent that such dividend, distribution or payment does not exceed the cash consideration per Share payable by the Bank pursuant to the Offer, the cash consideration per Share pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of any non-cash dividend, distribution, payment, right or other interest, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the undersigned for the account of the Bank and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Bank, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividend, distribution or payment in an amount that exceeds the cash consideration per Share payable by the Bank pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the undersigned for the account of the Bank and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Bank, accompanied by appropriate documentation of transfer.

If, on or after the date of the Offer, DundeeWealth should divide, combine, reclassify, consolidate, convert or otherwise change any of the Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Bank may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, “Conditions of the Offer”, make such adjustments as it deems appropriate to reflect such division, combination, reclassification, consolidation, conversion or other change in the Offer Consideration or other terms of the Offer (including the type of securities offered to be purchased and the consideration payable therefor).

Shareholders whose Share certificate(s) is (are) not immediately available or who cannot cause their Share certificate(s) and all other required documents to be delivered to the Depositary at or before the Expiry Time must deliver their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

The undersigned irrevocably approves, constitutes and appoints, effective on and after the date that the Bank takes up and pays for the Deposited Shares taken up and paid for under the Offer (which shares upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”), each officer of the Depositary and each officer of the Bank and any other person designated by the Bank in writing (each an “Appointee”) as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the depositing Shareholder with respect to the Purchased Securities. This Letter of Transmittal or the making of a book-entry transfer authorizes an Appointee, in the name and on behalf of the undersigned (a) to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of DundeeWealth; (b) for so long as any Purchased Securities are registered or recorded in the name of the undersigned (whether or not they are now so registered or recorded), to exercise any and all rights of the undersigned including the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any person or persons as the proxy of the undersigned in respect of the Purchased Securities for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of DundeeWealth; (c) to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder; and (d) to exercise any other rights of a holder of Purchased Securities.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Shares or any Distributions. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the undersigned unless the Deposited Shares are not taken up and paid for under the Offer.

The undersigned agrees not to vote any of the Purchased Securities taken up and paid for under the Offer at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of holders of relevant classes of Shares and not to exercise any or all of the other rights or privileges attached to such Purchased Securities, or otherwise act with respect thereto. The undersigned agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by, and at the expense of, the Bank, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Bank, in respect of any such Purchased Securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by the Bank as the proxyholder of the undersigned in respect of all or any such Purchased Securities.

The undersigned covenants to execute, upon the request of the Bank, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Bank. Each authority herein conferred or agreed to be conferred and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Bank and the Depositary, upon the Bank taking up the Deposited Shares, to mail the cheques, if applicable, payable in Canadian funds, and DRS Statement(s) representing the Bank Shares, by first class mail, postage prepaid, or to hold such cheques or cheques and DRS Statement(s) representing the Bank Shares for pick-up, in accordance with the instructions below. Should any Deposited Shares not be purchased, the certificate(s) for Deposited Shares and other relevant documents shall be returned in accordance with the instructions in the preceding sentence. The undersigned acknowledges that the Bank has no obligation pursuant to the instructions given below to transfer any Deposited Shares from the name of the registered holder thereof if the Bank does not purchase any of the Deposited Shares. Cheques and DRS Statements mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Bank or by the Depositary to persons depositing the Shares on the consideration for the Shares purchased by the Bank, regardless of any delay in making such payment.

The Depositary will act as the agent of persons who have deposited Shares in acceptance of the Offer for the purposes of receiving DRS Statements for Bank Shares and cash payment, if any, from the Bank and transmitting such DRS Statements and such cash payment to such persons, and receipt thereof by the Depositary shall be deemed to constitute receipt thereof by persons depositing Shares.

In no event shall any Shareholder be entitled to a fractional Bank Share. Where the aggregate number of Bank Common Shares or Bank Preferred Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of a Bank Share being issuable, the number of Bank Common Shares or Bank Preferred Shares to be received by such Shareholder shall be rounded down to the nearest whole Bank Common Share or Bank Preferred Share and such Shareholder will receive: (a) in lieu of a fractional Bank Common Share, a cash payment in Canadian dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the volume weighted average trading price on the TSX of the Bank Common Share over the five (5) Business Days ending one (1) Business Day before the date that the Bank first takes up and pays for Shares under the Offer multiplied by (ii) the fractional share amount; and (b) in lieu of a fractional Bank Preferred Share, a cash payment in Canadian dollars (rounded down to the nearest cent) determined on the basis of $25.00 for each whole Bank Preferred Share.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment to the undersigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the undersigned involving a payment in excess of $25 million will be made only in accordance with wire transfer instructions provided by the undersigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the undersigned promptly following the Expiry Time for the purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the undersigned of wire transfer instructions will not entitle the undersigned to interest or other compensation in addition to the amounts to which the undersigned is entitled pursuant to the Offer.

The Offer is made on the basis that a portion of each Share will be exchanged exclusively for a portion of a Bank Common Share and the remaining portion of each Share will be exchanged exclusively for either (a) cash or (b) a portion of a Bank Preferred Share, as the case may be. The portion of each Share that will be exchanged for a portion of a Bank Common Share is equal to the quotient obtained by dividing the fair market value of the portion of a Bank Common Share received by the Shareholder by the sum of the fair market value of such portion of a Bank Common Share plus the fair market value of the portion of a Bank Preferred Share, if any, received by the Shareholder plus the amount of cash, if any, received by the Shareholder (excluding any cash received in lieu of a portion of a Bank Share). The remaining portion of each Share will be exchanged for cash or for a portion of a Bank Preferred Share, as the case may be.

The undersigned acknowledges that the Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned, the Bank and the Depositary shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’utilisation d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre et son acceptation au moyen de la présente lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX 3
(See Instructions 3 and 4)

ISSUE BANK SHARES AND CHEQUE
(IF ANY)
IN THE NAME OF:
(please print or type)

Name

Street Address and Number

City and Province or State

Country and Postal Code

Telephone — Business Hours

Taxpayer Identification Number,
Social Insurance or Social Security No.
(See Substitute Form W-9 included herein)

BOX 4
(See Instructions 3 and 4)

SEND BANK SHARES AND CHEQUE
(IF ANY)
(UNLESS BOX 5 IS CHECKED) TO:
(please print or type)

Name

Street Address and Number

City and Province or State

Country and Postal Code

BOX 5

☐	HOLD BANK SHARES AND CHEQUE (IF ANY) FOR PICK-UP AGAINST COUNTER RECEIPT AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED

SHAREHOLDER SIGNATURE

Signature guaranteed by (if required under Instruction 4):

Dated:

Authorized Signature of Guarantor	Signature of holder of Shares or Authorized Representative — See Instructions 3 and 5

Name of Guarantor (please print or type)	Name of holder of Shares (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative, if applicable

Tax Identification, Social Insurance or Social Security Number of holder of Shares	Daytime telephone number and facsimile of holder of Shares or daytime telephone number and facsimile Authorized Representative

BOX 6

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY
(See Instruction 2)

☐	CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO, ONTARIO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING: (Please print or type)

Name of Registered Holder:

Date of Execution of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution which Guaranteed Delivery:

BOX 7

STATUS AS U.S. SHAREHOLDER
TO BE COMPLETED BY ALL HOLDERS BY SELECTING ONE BOX BELOW
(See Instruction 10)

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder.

☐	The person signing this Letter of Transmittal represents that he/she/it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐	The person signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A “U.S. Shareholder” is any holder of Shares that is either (a) providing an address in Box 3 or Box 4 that is located within the United States or any territory or possession thereof or (b) that is a U.S. Person for United States federal tax purposes (as further described in Instruction 10).

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid U.S. backup withholding, you must generally complete the Substitute Form W-9 included below or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 10, “Important Tax Information For U.S. Shareholders”. If you are a U.S. Shareholder but you are not a U.S. person for United States federal tax purposes or are not acting on behalf of such a U.S. person, then you must complete the appropriate Internal Revenue Service Form W-8 to avoid backup withholding. If you require an Internal Revenue Service Form W-8, please contact the Depositary. Such forms are also available on the Internal Revenue Service website at www.irs.gov. (See Instruction 10)

SUBSTITUTE FORM W-9
TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification	Part 1 — Please provide your name in the box at right.

Taxpayer Identification Number (“TIN”) — ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see “Obtaining a Taxpayer Identification Number” in the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” included in this Letter of Transmittal.)
CERTIFY BY SIGNING AND DATING BELOW.

NOTE: If the account is in more than one name, see the chart under “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”
Name (as shown on your income tax return) Social Security Number (if awaiting TIN, write “Applied For”) OR Employer Identification Number (if awaiting TIN, write “Applied For”)

Please check the appropriate box:

☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ► - - - - -
☐ Other. Enter your business name as shown on required federal tax documents on the “Name” line above.

Part 2 — For U.S. Shareholders exempt from backup withholding, please write “exempt” here (see Instruction 10).

Part 3 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me); and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien) for U.S. federal income tax purposes.

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature of U.S. person Date , 2011.

Note: Failure to furnish your correct TIN may result in penalties imposed by the IRS and in backup withholding of 31% of the gross amount of cash consideration paid to you pursuant to the Offer. For additional details, please review the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” that follow the instructions in this Letter of Transmittal.

You must complete the following certificate if you wrote “Applied For” in Part 1 of Substitute Form W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of the gross proceeds of such payment made to me will be withheld.

Signature        Date

INSTRUCTIONS

1.  Use of Letter of Transmittal

a.	This Letter of Transmittal, or a manually signed facsimile thereof, properly completed and duly executed, in either case with the signature(s) guaranteed if required in Instruction 4 below, and all other documents required by the terms of the Offer and this Letter of Transmittal, together with the accompanying certificate or certificates representing the Deposited Shares, must be received by the Depositary at the offices specified on the back cover page before the Expiry Time, being 12:01 a.m., Toronto time, on January 20, 2011, unless the Offer is extended or withdrawn or unless the procedures for guaranteed delivery set out in Instruction 2 below are used.

b.	The method of delivery of certificates representing Shares, this Letter of Transmittal and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. The Bank recommends that all such documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.

c.	Shareholders who wish to accept the Offer and whose Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Shares.

2.  Procedures for Guaranteed Delivery

If a Shareholder wishes to deposit Shares pursuant to the Offer and either (i) the certificate(s) representing the Shares is (are) not immediately available or (ii) the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

a.	the deposit is made only at the principal office of the Depositary in Toronto, Ontario by or through an Eligible Institution;

b.	a Notice of Guaranteed Delivery (or a manually signed facsimile thereof) in the form accompanying the Offer and Circular, properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario as set out in the Notice of Guaranteed Delivery at or prior to the Expiry Time; and

c.	the certificate(s) representing the Deposited Shares, in proper form for transfer, together with this properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with any required signature guarantees and all other documents required by this Letter of Transmittal, are received by the Depositary at its principal office in Toronto, Ontario as set out in the Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.

The Notice of Guaranteed Delivery may be delivered by hand, by courier, by mail or transmitted by electronic facsimile to the Depositary at its office in Toronto, Ontario as set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying share certificate(s) to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulator Authority or banks or trust companies in the United States.

3.  Signatures

No signature guarantee is required on this Letter of Transmittal if:

a.	this Letter of Transmittal is signed by the registered holder of Shares exactly as the name of the registered holder appears on the share certificate deposited herewith, and the Offered Consideration is to be delivered directly to such registered holder, or

b.	Shares are deposited for the account of an Eligible Institution.

In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. If a certificate representing Shares is registered in the name of a person other than the signatory of this Letter of Transmittal or if the Offered Consideration is to be delivered to a person other than the registered holder, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered holder appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

4.  Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Deposited Shares or if Deposited Shares not purchased are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the registers of DundeeWealth or if payment is to be issued in the name of a person other than the registered holder(s) of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.  Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Bank or the Depositary, in their sole discretion, may require additional evidence of such person’s authority or additional documentation.

6.  Partial Deposits

If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.  Governing Law

The Offer and agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

8.  Miscellaneous

a.	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

b.	If Deposited Shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

c.	No alternative, conditional or contingent deposits will be accepted. All depositing holders of Shares by execution of this Letter of Transmittal or a facsimile hereof waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by applicable law.

d.	Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

e.	All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer will be determined by the Bank in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Bank reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Bank reserves the absolute right to waive any defects or irregularities in the deposit of any Shares. No deposit of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. There shall be no duty or obligation on the Bank or the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Bank’s interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding. The Bank reserves the right to permit the Offer to be accepted in a manner other than that set out herein.

f.	Under no circumstance will any amount be paid by the Bank or the Depositary by reason of any delay in exchanging any Shares or in making payments in lieu of fractional Bank Shares to any person on account of Shares accepted for exchange pursuant to the Offer.

g.	Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at its office at the address listed below.

9.  Lost Certificates

If a share certificate has been lost or destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to DundeeWealth’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, please ensure that you provide your telephone number so that the Depositary or DundeeWealth’s transfer agent may contact you.

10.  Important Tax Information for U.S. Shareholders

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE ARRANGEMENT OR THE MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

United States federal income tax law generally requires that a U.S. Shareholder who receives cash in exchange for Shares provide the Depositary with his, her, or its correct Taxpayer Identification Number (“TIN”), which, in the case of a Shareholder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, as the case may be, such holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and backup withholding in an amount equal to 31% of the gross proceeds of any payment received hereunder.

In general, to prevent backup withholding, each U.S. Shareholder must provide his, her, or its correct TIN by completing the Substitute Form W-9 set out in this Letter of Transmittal, which requires such holder to certify under penalty of perjury: (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; and (3) that the holder is a U.S. person (including a U.S. resident alien).

For U.S. federal tax purposes, a “U.S. person” is: (i) an individual who is a citizen or resident of the United States; (ii) a partnership, corporation, company or association created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia; (iii) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (iv) a trust if (a) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (b) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Exempt holders are not subject to backup withholding requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such form, and sign and date the form. See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (the “W-9 Guidelines”) that follow these instructions.

If a U.S. Shareholder does not have a TIN, such holder should: (1) consult the W-9 Guidelines for instructions on applying for a TIN; (2) write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9; and (3) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set out in this document. In such case, the Depositary may withhold 31% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary.

If the Substitute Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign status, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 (W-8BEN, W-8EXP or other applicable form) may be obtained from the Depositary. Such forms are also available on the IRS website at www.irs.gov.

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET OUT IN THIS LETTER OF TRANSMITTAL OR, IF APPLICABLE, THE APPROPRIATE FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING OF 31% OF THE GROSS PROCEEDS OF ANY CASH PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER AND MAY BE SUBJECT TO PENALTIES. ANY AMOUNT WITHHELD UNDER THE BACKUP WITHHOLDING RULES MAY BE CREDITED AGAINST SUCH HOLDER’S U.S. FEDERAL INCOME TAX LIABILITY AND ANY EXCESS MAY BE REFUNDABLE IF THE PROPER INFORMATION IS PROVIDED TO THE IRS ON A TIMELY BASIS.

EACH U.S. SHAREHOLDER IS URGED TO CONSULT SUCH HOLDER’S INDEPENDENT TAX ADVISOR TO DETERMINE WHETHER SUCH HOLDER IS REQUIRED TO FURNISH A SUBSTITUTE FORM W-9, IS EXEMPT FROM BACKUP WITHHOLDING, OR IS REQUIRED TO FURNISH AN IRS FORM W-8.

11.  Assistance

THE DEPOSITARY (SEE BACK COVER PAGE FOR ITS ADDRESS AND TELEPHONE NUMBER) OR YOUR INVESTMENT DEALER, STOCKBROKER, TRUST COMPANY MANAGER, BANK MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL.

THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR DEPOSITED SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the Taxpayer
For this type of account:		Identification of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined fund, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity	The owner(3)

Give the Taxpayer
For this type of account:		Identification of:
6.	A valid trust, estate, or pension trust	The legal entity(4)
7.	Corporate or LLC electing corporate status on IRS Form 8832	The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
9.	Partnership or multi-member LLC	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	For a sole proprietorship on disregarded entity owned by an individual, you must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for Individual Taxpayer Identification Number by calling 1-800-TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

i.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

ii.	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

iii.	An international organization or any agency or instrumentality thereof.

iv.	A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

A	corporation.

v.	A financial institution.

vi.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

vii.	A real estate investment trust.

viii.	A common trust fund operated by a bank under Section 584(a).

ix.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

x.	A middleman known in the investment community as a nominee or custodian.

xi.	A futures commission merchant registered with the Commodity Futures Trading Commission.

xii.	A foreign central bank of issue.

xiii.	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

Payments to non-resident aliens subject to withholding under Section 1441.

xiv.	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

xv.	Payments of patronage dividends not paid in money.

xvi.	Payments made by certain foreign organizations.

xvii.	Section 404(k) payments made by an ESOP

Certain payments, other than payments of dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE — Section 6109 of the Internal Revenue Code requires you to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the U.S. Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. This information may also be disclosed to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

Failure to Furnish TIN.  If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.  If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For additional information, consult your tax consultant or the IRS.

What Name and Number To Give the Requestor

Give name and
For this type of account:		SSN or EIN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

Give name and
For this type of account:		SSN or EIN of:
6.	Disregarded entity not owned by an individual	The owner(3)
7.	A valid trust, estate, or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

Circle the minor’s name and furnish the minor’s SSN

You must show your individual name, but you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Penalties

Penalty for Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

Civil Penalty for False Information With Respect to Withholding.  If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information.  Falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide Street East
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1
Attention: Corporate Actions

Toll Free: 1-800-564-6253
International: 1-514-982-7555
E-mail: corporateactions@computershare.com

The Information Agent for the Offer is:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-9601

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance or additional copies of the Offer and Circular, as varied from time to time, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed by Shareholders to the Depositary at the addresses set out above. You may also contact your broker, investment dealer, bank, trust company or other nominee for assistance concerning the Offer.